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                              MAYER, BROWN & PLATT

                            190 SOUTH LA SALLE STREET

                          CHICAGO, ILLINOIS 60603-3441

                                                               main telephone
                                                                312-782-0600
                                                                  main fax
                                                                312-701-7711





                                                    November 6, 2000

To the Persons Listed on
  Schedule I Attached hereto

        Re: Agreement and Plan of Reorganization for the Exchange of Stock of Morgan Stanley Dean Witter Diversified Income Trust for Substantially All of the Assets of Morgan Stanley Dean Witter World Wide Income Trust, dated as of October 26, 2000 (the
             "Reorganization Agreement").

Ladies and Gentlemen:

     We have acted as counsel to Morgan Stanley Dean Witter World Wide Income Trust ("World Wide"), and Morgan Stanley Dean Witter Diversified Income Trust ("Diversified") in connection with the proposed transfer of substantially all of the assets of World Wide to Diversified and certain other transactions related thereto pursuant to and in accordance with the terms of the Reorganization Agreement (the "Reorganization"). You have requested that we provide an opinion regarding the treatment of the Reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the tax disclosures in the proxy statement and prospectus (the "Proxy Statement/Prospectus") on Exhibit 12 to the Form N-14 Registration Statement.

     In connection with rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Reorganization Agreement, (ii) the Registration Statement on Form N-14 for the Reorganization, and the Proxy Statement/Prospectus and other documents, exhibits, attachments and schedules contained therein, (iii) written representations of Morgan Stanley Dean Witter Advisors Inc. (the

 CHICAGO BERLIN CHARLOTTE COLOGNE HOUSTON LONDON LOS ANGELES NEW YORK WASHINGTON
    INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS
                 INDEPENDENT PARIS CORRESPONDENT: LAMBERT & LEE

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MAYER, BROWN & PLATT
November 6, 2000
Page 2


"Advisor") concerning certain facts underlying and relating to the Reorganization set forth in a letter dated November 6, 2000, and (iv) such other documents and materials as we have deemed necessary or appropriate for purposes of the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have not made an independent investigation of the facts set forth either in the Registration Statement, the Reorganization Agreement or such other documents that we have examined. We have consequently assumed in rendering this opinion that the information presented in such documents or otherwise furnished to us accurately and completely describes in all material respects all facts relevant to the Reorganization.

     We have also assumed for purposes of rendering our opinion (i) the accuracy of, and material compliance with, the representations of the Advisor set forth in the letter referred to above, (ii) the accuracy of, and material compliance with, the representations, warranties, covenants and agreements of Diversified and World Wide made in the Reorganization Agreement, and (iii) that there are no agreements or understandings other than those of which we have been informed that would affect our conclusions set forth below.

     The opinion set forth below is based on the Code, the legislative history with respect thereto, rules and regulations promulgated thereunder, and published rulings, court decisions and administrative authorities issued with respect to all of the foregoing, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be asserted by the Internal Revenue Service.

     Any change occurring after the date hereof in, or a variation from, any of the foregoing factual or legal bases for our opinion could affect the conclusions set forth below.

     In addition, the opinion expressed herein is given as of the date hereof and we express no obligation to advise you of any changes in the law or events that may hereafter come to our attention that could affect our opinion set forth below.

     Based on the foregoing, we are of the opinion that, for federal income tax purposes:

     1. The summaries of United States federal income tax consequences set forth in the Proxy Statement/Prospectus under the headings "Synopsis -- Tax Consequences of the Reorganization", "The Reorganization -- The Board's Consideration" and "The Reorganization -- Tax Aspects of the Reorganization" are accurate in all material respects as to matters of law and legal conclusions.


     2. The transfer of World Wide's assets in exchange for Diversified Shares(1) and the assumption by Diversified of certain stated liabilities of World Wide followed by the distribution


--------
(1) Capitalized terms used herein without definition have the meanings ascribed to them in the Reorganization Agreement.

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MAYER, BROWN & PLATT
November 6, 2000
Page 3


by World Wide of Diversified Shares to the World Wide Shareholders in exchange for their World Wide shares pursuant to and in accordance with the terms of the Reorganization Agreement will constitute a "reorganization" within the meaning of section 368(a)(1)(C) of the Code, and World Wide and Diversified will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

     3. No gain or loss will be recognized by Diversified upon receipt of the assets of World Wide solely in exchange for Diversified Shares and the assumption by Diversified of the stated liabilities of World Wide.

     4. No gain or loss will be recognized by World Wide upon the transfer of the assets of World Wide to Diversified in exchange for Diversified Shares and the assumption by Diversified of the stated liabilities or upon the distribution of Diversified Shares to the World Wide Shareholders in exchange for their World Wide shares.

     5. No gain or loss will be recognized by the World Wide Shareholders upon the exchange of the World Wide shares for Diversified Shares.

     6. The aggregate tax basis for the Diversified Shares received by each World Wide Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the World Wide shares held by each such World Wide Shareholder immediately prior to the Reorganization.

     7. The holding period of the Diversified Shares to be received by each World Wide Shareholder will include the period during which the World Wide shares surrendered in exchange therefor were held (provided such World Wide shares are held as capital assets on the date of the Reorganization).

     8. The tax basis of the assets of World Wide acquired by Diversified will be the same as the tax basis of such assets to World Wide immediately prior to the Reorganization.

     9. The holding period of the assets of World Wide in the hands of Diversified will include the period during which those assets were held by World Wide.


     This opinion is being provided to you solely in connection with the filing of the Registration Statement for the Reorganization. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and to all references to this firm under the headings "Synopsis -- Tax Consequences of the Reorganization" and "The Reorganization -- Tax Aspects of the Reorganization" in the Proxy Statement/Prospectus.


                                               Very truly yours,

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MAYER, BROWN & PLATT
November 6, 2000
Page 4




                                               /s/ Mayer, Brown & Platt

                                               MAYER, BROWN & PLATT


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                                   SCHEDULE I

Morgan Stanley Dean Witter
Diversified Income Trust

Morgan Stanley Dean Witter
World Wide Trust